EXHIBIT 10.35



                                                             As of April 9, 2000

From:  Coutts & Co.
          440 Strand
          London WC2R 0QS

          Bankgesellschaft Berlin A.G.
          No. 1 Crown Court
          Cheapside
          London  EC2V 6JP

To:      Overseas Filmgroup, Inc.
          8800 Sunset Boulevard
          Los Angeles, California 90069


          Re: Restated and Amended Syndication Agreement dated as of October 31, 1996 (the "Syndication Agreement") among Coutts & Co. ("Coutts"), Bankgesellschaft Berlin A.G. ("Bankgesellschaft") (Coutts and Bankgesellschaft collectively referred to herein as the "Banks"), Overseas Filmgroup, Inc. and Entertainment/Media Acquisition Corporation (the "Company") as amended and extended by that certain amendment dated as of April 14, 1998 (the "1998 Amendment") and that certain amendment dated as of April 9, 1999 (the "1999 Amendment").

Dear Sirs:

This letter (the "Amendment") constitutes an amendment to the Syndication Agreement on the terms set forth below. Capitalized terms used but not defined herein shall have the meaning set forth in the Syndication Agreement.

1. Extension: Subject to the Company's continued compliance with the terms of the Syndication Agreement and the terms of 1998 Amendment and the 1999 Amendment, the Company's compliance with the terms of this letter agreement and the continuing agreement of the Littles to the provisions of paragraph 6. of the 1999 Amendment, we hereby agree that all references to 9th May (and such later dates as provided by earlier amendment) in clauses 2.8 and 17 of the Syndication Agreement shall be deemed to be references to April 15, 2001. Notwithstanding the foregoing, it is hereby acknowledged that, with the consent of the Company, Coutts and Bankgesellschaft have each issued the City National Bank Letter of

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Overseas Filmgroup, Inc.
As of April 9, 2000
Page 2


Credit (which is security for the City National Facility) with an expiry date of 10 July 2000, but that subject to the terms hereof, Coutts and Bankgesellschaft shall, if requested by the Company, extend the expiry date of the City National Letter of Credit up to 15 April 2001.

2. Borrowing Limits: The borrowing limits and the conditions thereof as set forth in the 1998 Amendment shall remain in full force and effect through April 15, 2001, save that references in Clause 2 of the 1998 Amendment to the Cash Flow Schedule shall be deemed to be references to the cash flow schedule supplied by the Company to Coutts for the period March 2000 through April 2001, a copy of which is attached hereto. For the avoidance of doubt, payment of all fees, interest and expenses payable pursuant to the Syndication Agreement are to be kept current. Without prejudice to the foregoing, in the event the Banks capitalize the same (which they may do in their absolute discretion) interest shall be charged at the rate set out in clause 5.7 of the Syndication Agreement.

3. Extension of Individual Film Facilities: With respect to all Film Facilities outstanding at the date hereof, notwithstanding the maturity date set forth in each of the Film Facilities, Coutts and Bankgesellschaft agree to waive such maturity dates and agree that the maturity date for the Film Facilities for Alive and Kicking, Body of a Woman, Brother's Kiss, Countdown, Designated Mourner, Road to Ruin, Godmoney, Infinity, Johns, Keep the Aspidistra Flying, Lifebreath, One Good Turn, Slaves to the Underground, Stand Ins and This is the Sea shall be April 15, 2001.

4. Fees and Interest: Pursuant to paragraph 5. of the 1999 Amendment, the Company was obligated to pay certain extension fees to Agent which, since the execution of the 1999 Amendment, the Agent has allowed the Company to defer. Currently, the Company owes $190,000 of deferred extension fees (the "Deferred Extension Fees"). The Deferred Extension Fees shall be payable by the Company on the earlier of: (i) the date upon which Company has secured a new credit line which shall as a result refinance the Banks or (ii) July 31, 2000.

With respect to the current extension, Agent shall receive an extension fee of US$20,833.33 per month or part thereof, the first such payment to be made on April 9, 2000 and thereafter at monthly intervals on the first day of each month starting on May 1, 2000 until further notice.

5.       Certain Waivers:

          (a) The Banks hereby waive any non-compliance with Clause 10.1 wherein the Company is required to submit certain financial information to the Banks at the required times specified in the various sub-clauses within Clause 10.1
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Overseas Filmgroup, Inc.
As of April 9, 2000
Page 3



          (b) Notwithstanding Clause 11.1.1 of the Syndication Agreement, pursuant to the 1998 Amendment and the 1999 Amendment, the Banks amended Clause 11.1.1 of the Syndication Agreement in relation to a minimum net worth (the "Net Worth Covenant") to provide that such Net Worth Covenant would be $11,000,000 through April 9, 2000. From April 9, 2000 until April 15, 2001 the banks hereby reinstate the Net Worth Covenant of $12,000,000.

          (c) The Banks hereby acknowledge that certain unsecured liabilities incurred in the ordinary course of business as provided under Clause 11.1.3.1 of the Syndication Agreement are more than forty-five days past due and the Banks waive any non-compliance with Clause 11.1.3.1 of the Syndication Agreement in connection therewith as of the date hereof, prior thereto and through April 15, 2001.

          (d) Notwithstanding Clause 11.1.4 of the Syndication Agreement, the Banks hereby waive as of the date of this Agreement and/or prior thereto the Banks' requirements for letters of credit or bank guarantees for License Agreements with Subdistributors. However, the Banks specifically reserve all their rights pursuant to the Syndication Agreement and Clause 11.1.4 thereof in particular to require irrevocable letters of credit or bank guarantees to secure payments under any License Agreements entered into after the date hereof.

          (e) Notwithstanding Clause 11.2 of the Syndication Agreement, the Banks hereby acknowledge that the overhead budget as agreed with Coutts and Bankgesellschaft has been exceeded and the Banks hereby waive any non-compliance with paragraph 11.2 as of the date of this Agreement and/or prior thereto. The Banks acknowledge and approve the overhead budget as set forth in the cash flow schedule attached hereto as the applicable overhead budget from the date hereof for the next twelve months.

          (f) The Banks hereby waive any non-compliance with Clause 11.4 wherein the Banks require that receivables in connection with each Film Facility shall not be less than 30% of the amount outstanding under such Film Facility, as of the date of this Agreement, prior thereto and through April 15, 2001. However, the Banks do not waive their rights with respect to Clause 11.4 at all times after the date hereof.

5. Governing Law and Jurisdiction: This Amendment shall be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts and the state and federal courts located in Los Angeles, California.


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Overseas Filmgroup, Inc.
As of April 9, 2000
Page 4




This Amendment sets out, inter alia, the terms under which the Syndication Agreement is amended. Except as expressly provided herein, the Syndication Agreement, as hereby amended, shall remain in full force and effect. The parties hereto agree to use their best efforts to expeditiously effectuate any further documents and/or instruments reasonably requested or necessary to carry out the intention of the provisions hereof. This Amendment may be executed in any number of counterparts each of which, when executed, shall be deemed an original and all of which shall together constitute one and the same agreement. When signed by all the parties hereto, this Amendment shall be a binding agreement on the parties hereto.


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Overseas Filmgroup, Inc.
As of April 9, 2000
Page 5





Please sign and return the enclosed copies of this letter to indicate your agreement to the foregoing.

                                           Yours faithfully
                                           for and on behalf of Coutts & Co.
                                                /s/ Neil Phelps
                                           By:_______________________
                                           Its:_______________________

                                           for and on behalf of Bankgesellschaft
                                           Berlin A.G.

                                                /s/ Torsten Thiele
                                           By:_______________________
                                           Its:_______________________

                                                /s/ Gabriela Sarafjan
                                           By:_______________________
                                           Its:_______________________


ACCEPTED AND AGREED
AS OF THE DATE WRITTEN ABOVE:

Overseas Filmgroup, Inc.

   /s/ William F. Lischak
By:_________________________

Its:Chief Financial Officer


ACCEPTED AND AGREED
AS OF THE DATE WRITTEN ABOVE:

Ellen Little (in her capacity as an individual)

   /s/ Ellen Little
_______________________________________________

Robert Little (in his capacity as an individual)

   /s/ Robert Little
_______________________________________________